This Compensation Agreement (the "Agreement") is entered into this 1st day of March, 1999 (the "Effective Date"), by and between SGI International ("SGI") and _______________ ("______"). _______ shall be referred to as a Finder.

RECITALS

A. Finder has located potential investors ("Investor") who may be a source of capital for operating costs and/or investments into projects of SGI. The parties hereto intend to provide Finder with compensation in the event that investments are made on terms acceptable to both SGI and said Investor.

B. Finder will disclose the name of said Investors and make known to said Investors information on SGI and its projects (the "Projects"), which are hereby defined to include without limitation the purchase of the ENCOAL Demonstration Plant and potentially the purchase of equity of SGI. All disclosures to Investor shall be made in confidence pursuant to a confidentiality agreement mutually acceptable to SGI and Investor and made as soon as reasonably possible after the execution of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, covenants and conditions contained herein and for other good and valuable consideration and based on the parties intent as described in the Recitals the parties hereby agree as follows:

1. Engagement and Term. SGI hereby engages Finder to locate and disclose to Investor information relative to SGI and its potential Projects. Finder shall also disclose the name of Investors to SGI within a period of two months after the Effective Date. This engagement shall be for a period commencing on the Effective Date and terminating on March 1, 1999.

2. Coordination and Assistance. Finder shall make the disclosures described herein and coordinate any conversations and information exchange between SGI and Investor.

3. Compensation. If Investor makes an equity purchase or makes a capital investment in SGI (the "Investment") whether in SGI or in one of its Projects, then Finder will be compensated by providing Finder with five percent (5%) of the amount of any stock which will have "piggyback" registration rights.

4. Authority of Finder. Finder shall have the limited authority described herein to represent SGI and no other authority of any kind. However, SGI shall have the sole discretion to determine any final terms and conditions on which Investor shall make any Investment and shall have the sole right and authority to refuse any such Investment if SGI determines in its sole discretion that such Investment is not in its best interests. In the event that SGI refuses such Investment no fee of any kind shall be due to Finder.

5. Post Term Transaction. The parties agree that if SGI enters into a transaction with Investor within a period six (6) months after the termination as described in Section 1 then the compensation described herein shall still be paid to Finder.

6. Indemnification. The Company agrees to indemnify and hold Finder harmless from and against any losses, claims, liabilities, damages and expenses (and actions in respect thereof) incurred, that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by SGI, its agents or employees. The Company will not, however, be responsible for any such loss, claim, liability, damage or expense to the extent that results primarily from the negligence, recklessness or bad faith of Finder.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

8. Entire Agreement. This Agreement contains all of the understandings between SGI and Finder relating to its subject matter. This Agreement supersedes and cancels any prior understandings and agreements between the parties, whether relating to Investor, the Investment, or the Projects.

9. Modification. This Agreement shall not be altered, modified, amended, or changed in any way whatsoever, except by a writing signed by all parties hereto.

10. Assignment. This Agreement shall not be assignable by any of the parties hereto without the specific written consent of all other parties, which consent shall not be unreasonably withheld.

11. Finder's Indemnity. If Finder becomes entitled to any compensation in accordance with this Agreement then Finder shall indemnify SGI against any claim by any other persons, finders, firms or brokers for commissions, finders' fees, or similar compensation in connection with any transaction between SGI and Investor or an affiliate of Investor.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the Effective Date.

SGI International, a Utah corporation

By:_________________________
Name:_______________________
Title:______________________